Exhibit 99.1

NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Signs Definitive Agreement with Transpro for Previously Announced Spin Off and Merger of Modine's Aftermarket Business with Transpro and Purchase of Transpro's Heavy-Duty OE Business

Racine, WI, February 1, 2005 -- Modine Manufacturing Company (NYSE: MOD) said today it has signed a definitive agreement with Transpro, Inc. (AMEX: TPR) for a previously announced transaction to spin off Modine's Aftermarket business on a debt-free and tax-free basis to Modine's shareholders and then merge it with Transpro. A letter of intent for the proposed transaction was announced on October 29, 2004.

The transaction will create a publicly traded company with annual revenues of more than $400 million selling replacement radiators, radiator cores, charge air coolers, heaters, condensers and air conditioning components for vehicular, off-highway and industrial applications primarily in North America, Central America and Europe.

Modine investors will retain their shares in Modine Manufacturing Company and also will receive approximately 0.24 shares in the new company for every 1 share of Modine stock held as of the record date for the spin off. Upon the closing of the merger, Modine shareholders will own 52% of the new company while existing Transpro shareholders will own the remaining 48%.

This proposed ownership split, which reflects the valuation of each company's respective Aftermarket business agreed to in final negotiations, is a slight adjustment to the original ownership composition described in the October 29th letter of intent announcement, which called for Modine shareholders to own 54% and existing Transpro shareholders the remaining 46%.

In connection with Modine's focus on its original equipment (OE) business, Modine also will acquire Transpro's heavy-duty OE business, including a plant in Jackson, Mississippi, for $17 million in cash. The business, which has annual sales of approximately $50 million and is expected to result in immediate accretion to Modine's earnings per share with future synergy and expansion opportunities, manufactures heat exchangers for the heavy-duty truck and industrial OE markets.

Upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the proposed merger, the definitive OE agreement provides that the two companies may proceed to close on Modine's purchase of Transpro's heavy-duty OE business separately from the Aftermarket transaction.

"We think this overall transaction is the optimum approach for dealing with the challenges our Aftermarket business has been facing in recent years and is a winning formula for all stakeholders," said David Rayburn, Modine President and Chief Executive Officer. "We believe the transaction will create a company highly competitive in the heat transfer Aftermarket with significant benefits for our shareholders, customers and employees. We are fulfilling our commitment to deliver the most value-adding solution for our Aftermarket business."

For the 12 months ended September 26, 2004, Modine's Aftermarket business had revenues of approximately $215 million. The business has approximately 1,600 employees in North America and Europe.

The proposed merger of Modine's Aftermarket business with Transpro is expected to result in major strategic and market benefits, as well as provide an appropriate cost base and capital structure to succeed in a highly competitive industry.

The combined Aftermarket businesses, with expected revenues of more than $400 million, will have a strong balance sheet with a debt to capitalization ratio of about 20%. Following estimated one-time restructuring/implementation charges of $10 to $14 million, net of working capital benefits, over the 12- to 18-month integration period, the new company anticipates annual cost savings of at least $20 million, with additional savings possible, through the optimization of production, marketing and distribution activities, the elimination of duplicative overhead costs and improved material sourcing.

According to Brad Richardson, Modine Vice President, Finance, and Chief Financial Officer, Modine will, as a result of the transactions, be predominantly focused on OE with an emphasis on a technology-driven customer platform. He emphasized that Modine's return on capital employed and pre-tax earnings margin are expected to increase by about 1 1/2 to 2 percentage points and 1 to 1 1/2 percentage points, respectively, on an annualized, pro forma basis.

The merger, which is not subject to Modine shareholder approval, is subject to regulatory clearance, Transpro stockholder approval and satisfaction of other customary closing conditions. Closing on the Aftermarket spin off and merger is anticipated during the second calendar quarter of 2005 with the expectation for Modine to close earlier on its purchase of Transpro's heavy-duty OE business.

An October 29, 2004 press release announcing the signing of a letter of intent, as well as an investor slide presentation detailing the proposed transactions, may be found on Modine's Web site at www.modine.com.

Robert W. Baird & Co. Incorporated is acting as financial advisor to Modine and Quarles & Brady LLP is providing legal counsel. Wachovia Securities is acting as financial advisor to Transpro and Jones Day is providing legal counsel.

About Modine Manufacturing Company

Founded in 1916, Modine Manufacturing Company specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. Modine's products are used in light, medium, and heavy-duty vehicles, HVAC (heating, ventilation, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells and electronics. The Company employs more than 8,500 people at 35 facilities worldwide. More information about Modine can be found at www.modine.com.

About Transpro

Transpro, Inc. is a manufacturer and distributor of Aftermarket and OEM heat transfer and temperature control products for automotive, truck and industrial applications.

Cautionary Information Regarding Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger and OE transactions, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on Modine's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that Modine and Transpro may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the proposed transaction; (2) problems that may arise in integrating the businesses of the two companies and that the integration may not be successful; (3) the proposed transaction may involve unexpected costs; (4) the combined company may be unable to achieve the anticipated cost-cutting synergies or those benefits may take longer to realize than expected; (5) the businesses of one or both companies may suffer as a result of uncertainties surrounding the proposed transaction including disruption of relationships with customers, employees or suppliers; (6) increased competition and its effect on pricing; and (7) other risks beyond the control of either party. Additional factors that could cause Modine's results to differ materially from those described in the forward looking statements can be found in the Annual Report on Form 10-K of Modine, and in the Quarterly Reports on Form 10-Q of Modine and Modine's other filings with the SEC. Modine assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s) that contain required disclosure documents. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Modine, Transpro and the proposed transaction. Investors and security holders may obtain these documents (and any other documents filed by Modine and/or Transpro with the SEC) free of charge at the SEC's web site at www.sec.gov. In addition, the documents filed with the SEC by Transpro may be obtained free of charge from Transpro's web site at www.transpro.com and the documents filed with the SEC by Modine may be obtained free of charge from Modine at www.modine.com. Such documents regarding the proposed transaction are not currently available. Investors and security holders are urged to read the required disclosure documents and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Modine, Transpro and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from security holders in favor of the proposed transaction. Information about the executive officers and directors of Modine and their ownership of Modine common stock is set forth in the proxy statement for Modine's 2004 Annual Meeting of Shareholders, which was filed with the SEC on June 14, 2004. Information about the executive officers and directors of Transpro and their ownership of Transpro common stock is set forth in the proxy statement for Transpro's 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Modine, Transpro and their respective executive officers and directors in the proposed transaction by reading the required disclosure documents regarding the proposed transaction when they become available.